UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2016 (May 26, 2016)

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification no.)

300 First Stamford Place 5th Floor Stamford, CT 06902
(Address of principal executive offices, including zip code)

(203) 276-8100

(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 26, 2016, Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation (the “Company” or “Eagle Bulk”), entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) with certain investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue to the Purchasers in a private placement (the “Private Placement”) shares of the Company’s 15% Cumulative Nonparticipating Redeemable Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), at a purchase price of $1,000.00 per share with a 1.0% original issue discount, for aggregate gross proceeds expected to amount to approximately $6.3 million. The proceeds are expected to contribute to Eagle Bulk’s financial capacity and flexibility and to be used for general corporate purposes and business initiatives, including the procurement of chartered tonnage to supplement the owned fleet.

The closing of the transaction and the issuance of the shares of the Series A Preferred Stock is subject to customary closing conditions set forth in the Purchase Agreement, as well as after the approval by the Company’s shareholders of an amendment to the Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to specify the total number of shares of preferred stock that the Company is authorized to issue as required by Section 28(e) of the Business Corporations Act (“BCA”) of the Republic of the Marshall Islands (the “Articles Amendment”). The Company intends to amend its preliminary proxy statement filed with the Securities and Exchange Commission (the “SEC”) to add the Articles Amendment to the matters to be voted on by the Company’s shareholders at a special meeting of the shareholders expected to be held after the filing of a definitive proxy statement. Each Purchaser severally agreed with the Company in the Purchase Agreement to vote all shares of the Company’s common stock held by such Purchaser or its affiliates in favor of the Articles Amendment.

The Purchase Agreement also contains representations and warranties and other provisions customary for transactions of this nature.

As set forth in the Statement of Designations, Preferences and Rights of 15% Cumulative Nonparticipating Redeemable Series A Preferred Stock (the “Statement of Designations”), which form is attached to the Purchase Agreement and which will be filed with the Registrar of Corporations of the Republic of the Marshall Islands after the Articles Amendment is approved and prior to the closing and issuance of the Series A Preferred Stock, the Series A Preferred Stock will contain rights and preferences and other terms as summarized below:

Non-convertible

The Series A Preferred Stock will not be convertible into common stock or any other securities of the Company.

Dividends

Holders of shares of the Series A Preferred Stock will be entitled to receive dividends from time to time out of any assets of the Company legally available for the payment of dividends at an annual rate (the “Series A Dividend Rate”) of (i) 15.0% per annum multiplied by (ii) $1,000.00 (the “Liquidation Preference”) plus any accrued dividends (the Liquidation Preference plus accrued dividends, referred to as the “Accrued Liquidation Preference”), per share of Series A Preferred Stock, when, as, and if declared by the Board of Directors. Dividends on each share of Series A Preferred Stock will be cumulative and shall accrue at the Series A Dividend Rate from the most recently preceding dividend payment date quarterly in arrears until such time as the Company redeems the Series A Preferred Stock in full pursuant to the terms of the Statement of Designations, whether or not such Series A Dividends shall have been earned or declared from the most recent date to which dividends have been paid or, if no dividends have been paid, from the original issue date of the Series A Preferred Stock, whether or not there are funds legally available for the payment thereof and whether or not restricted by the terms of any of the Company’s indebtedness outstanding at any time. Dividends, to the extent declared by the Company will be paid quarterly solely in cash (to the extent actually paid) on each dividend payment date and will accumulate. Dividends on the Series A Preferred Stock will be payable based on a 360-day year consisting of twelve 30-day months

Liquidation

Upon any liquidation (voluntary or otherwise), winding up or dissolution of the Company (collectively, the “Liquidation Events”), holders of the Series A Preferred Stock will be entitled to receive, (i) after satisfaction of all liabilities, if any, to creditors of the Company and (ii) before any applicable distribution of such assets or proceeds is made to or set aside for the holders of any other equity interests of the Company then outstanding in respect of such Liquidation Event, a liquidating distribution or payment in full redemption of such Series A Preferred Stock in an amount equal to the Accrued Liquidation Preference.

Ranking

The Series A Preferred Stock will rank, with respect to payment of dividends and rights upon a Liquidation Event of the Company, senior to any other class or series of equity interests of the Company.

Bankruptcy Event

Upon a voluntary bankruptcy filing by the Company, or an involuntary bankruptcy filing is made in respect of the Company that has not been dismissed within 30 days, the Accrued Liquidation Preference will become due and payable.

Change in Control Redemption

Upon a Change of Control (as defined in the Statement of Designations) of the Company, each holder of the shares of the Series A Preferred Stock may require the Company to redeem all of such holder’s Series A Preferred Stock in an amount in cash equal to 100% of the Accrued Liquidation Preference.

Optional Redemption

The Company will have the right to redeem the Series A Preferred Stock, at its option, in whole or in part, at the then-applicable Optional Redemption Price (defined in the Statement of Designations as the Accrued Liquidation Preference plus an applicable premium, if any). The Optional Redemption Price will include a premium of 2.00% for the first year after the issuance of the Series A Preferred Stock, which premium will decrease by 0.50% on a quarterly basis.

Mandatory Redemption

The Company will be required to mandatorily redeem, in whole, but not in part, all outstanding Series A Preferred Stock on January 14, 2020, at the Mandatory Redemption Price.

Voting and Amendment

The holders of shares of the Series A Preferred Stock will not have any voting rights except as set forth in the Statement of Designations or as otherwise provided by Section 89 of the BCA, and in their capacity as holders of Series A Preferred Stock, will have no right to vote on any matters on which holders of the common stock of the Company are entitled to vote and are not entitled to appoint any member to the Board of Directors of the Company.

The Articles of Incorporation and the Statement of Designations will not be permitted to be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative consent of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class. So long as Oaktree Capital Management (or its Affiliates) and/or GoldenTree Asset Management LP (or its Affiliates) own all of the Series A Preferred Stock that each of them acquired on the original issues date of the Series A Preferred Stock (each such holder, a “Continuing Stockholder”), any such amendment will also require the consent of any such Continuing Stockholder. In addition, an amendment to any of the following provisions will not be permitted without the affirmative consent of all of the outstanding shares of Series A Preferred Stock:

(1)	change the liquidation preference of $1,000.00;

(2)	reduce the dividend rate;

(3)	change the mandatory redemption date of January 14, 2020;

(4)	make any change to the ranking; or

(5)	alter the provision that requires that any offer to acquire or repurchase shares of Series A Preferred Stock in any manner shall be made on an equal and ratable basis to all holders.

The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Series A Preferred Stock will be issued pursuant to the private placement exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act. Each of the Purchasers is an accredited investor as defined in Rule 501 of Regulation D. Two of the Purchasers, Paul Leand and Gary Vogel (the Company’s chief executive officer), are directors of the Company and the other Purchasers are current shareholders of the Company. The securities will be restricted from transfer except pursuant to an effective registration statement under the Securities Act or an available exemption from such registration.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor provided for under these sections. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements reflect management’s current expectations and observations with respect to future events and financial performance. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements.

The principal factors that affect our financial position, results of operations and cash flows include, charter market rates, which have declined significantly from historic highs, periods of charter hire, vessel operating expenses and voyage costs, which are incurred primarily in U.S. dollars, depreciation expenses, which are a function of the cost of our vessels, significant vessel improvement costs and our vessels’ estimated useful lives, and financing costs related to our indebtedness. Our actual results may differ materially from those anticipated in these forward- looking statements as a result of certain factors which could include the following: (i) changes in demand in the dry bulk market, including, without limitation, changes in production of, or demand for, commodities and bulk cargoes, generally or in particular regions; (ii) greater than anticipated levels of dry bulk vessel new building orders or lower than anticipated rates of dry bulk vessel scrapping; (iii) changes in rules and regulations applicable to the dry bulk industry, including, without limitation, legislation adopted by international bodies or organizations such as the International Maritime Organization and the European Union or by individual countries; (iv) actions taken by regulatory authorities; (v) changes in trading patterns significantly impacting overall dry bulk tonnage requirements; (vi) changes in the typical seasonal variations in dry bulk charter rates; (vii) changes in the cost of other modes of bulk commodity transportation; (viii) changes in general domestic and international political conditions; (ix) changes in the condition of the Company’s vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking costs); (x) the outcome of our discussions with the agent of our credit facility regarding the calculation of collateral covenants, (xi) the outcome of legal proceeding in which we are involved; and (xii) and other factors listed from time to time in our filings with the SEC.

We disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. If we update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Preferred Stock Purchase Agreement, dated as of May 26, 2016, by and among Eagle Bulk Shipping Inc. and the Purchasers party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: May 27, 2016	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1       Form of Preferred Stock Purchase Agreement, dated as of May 26, 2016, by and among Eagle Bulk Shipping Inc. and the Purchasers party thereto